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                                                                   Exhibit 11.01
                             OCULAR SCIENCES, INC.

   STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE (BASIC AND DILUTED)

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                                                        Year ended December 31,
                                                     -----------------------------
                                                          1996           1997
                                                          ----           ----
Net income per share (basic):

  Net income                                           $10,094,000     $20,584,000
                                                       ===========     ===========

  Weighted average common shares outstanding            16,445,404      18,721,749
                                                       ===========     ===========

  Net income per share (basic)                               $0.61           $1.10
                                                       ===========     ===========
Net income per share (diluted)

  Net income (diluted)                                 $10,176,000     $20,633,000
                                                       ===========     ===========

  Weighted average common shares outstanding            16,445,404      18,721,749

  Weighted average shares of stock options
    under the treasury stock method                      2,757,717       2,247,828

  Weighted average shares issuable upon conversion
    of the Series A Preferred Stock                        236,336         137,863

  Additional weighted average shares of stock
    options under the treasury stock method
    issued one year prior to initial filing
    of the registration statement dated
    8/4/1997                                                87,528           6,022
                                                       -----------     -----------
  Weighted average number of common and
    dilutive potential common shares outstanding        19,526,985      21,113,462
                                                       ===========     ===========
  Net income per share (diluted)                             $0.52           $0.98
                                                       ===========     ===========
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